As filed with the Securities and Exchange Commission on May 14, 2004

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________

FORM S-8/A

REGISTRATION STATEMENT AMENDED

UNDER

THE SECURITIES ACT OF 1933

___________________________________

UNIVERSAL ICE BLAST, INC.

Nevada

   88-0360067

(State or other jurisdiction of

            (I.R.S. Employer

Incorporation or organization)

            identification No.)

533 6th Street South

Kirkland, Washington 98033

________________________________________________

STOCK COMPENSATION PLAN

____________________________________________

Rory Clarke

Chief Executive Officer

533 6th Street South

Kirkland, Washington 98033

(425) 893-8424

Copy to:

Rebecca Wilson, Esq.

2781 W. MacArthur Blvd., #168

Santa Ana, CA 92704

(714) 307-7285

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum Aggregate offering Price	Amount of registration fee
Common Stock (par value 0.001)	18,300,000	$0.035	$**	$**

Estimated solely for the purpose of determining the amount of registration fee pursuant to Rules 457(c) and 457 (h), which is based upon the closing sale price of the Company’s Common Stock on the average of May 6, 7, 10, 11 and 12, 2004 as reported on the OTC Electronic Bulletin Board, and the maximum number of shares which may be granted under the Universal Ice Blast, Inc., Amended 2002 Stock Compensation Plan.

PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.

Plan Information.*

Item 2.

Registrant Information and Employee Plan Annual Information.*

*Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents which have been heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference herein:

(a) The Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2003 (Commission File No. 000-32771);

(b) All other reports filed by the Company pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2003 through the date hereof;

(c) The Company’s S-8 filing of August 14, 2003; and

(d) Any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officer

The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby.

Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons.  The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

Commission Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the  "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.

Exhibits

The Exhibits to this registration statement are listed in the index to Exhibits on page 6.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by said paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing a form S-8 and has duly caused same to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington on May 13, 2004.

Universal Ice Blast, Inc.

By /s/ Rory Clarke

Rory Clarke, CEO

Each person whose signature appears below hereby constitutes and appoints Rory Clarke as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments, (including post-effective amendments) to this Registration Statement on Form S-8 and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.  Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature

Title

Date

/s/ Rory Clarke

CEO and CFO

May 13, 2004

Rory Clarke

INDEX TO EXHIBITS

Exhibit NO.	Description

5.1

Opinion of Counsel regarding the legality of the securities registered hereunder.

10.2

Amended 2002 Stock Compensation Plan

23.1

Consent of Independent Public Accountants